Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

LOOP MEDIA, INC.

(A Nevada Corporation)

ARTICLE I– FORMATION

1.1Legal Name. The legal name of the corporation is Loop Media, Inc., hereinafter referred to as “Corporation”.

1.2Legal Purpose. The Corporation has been formed for the following legal purpose: to engage in any lawful act or activity for which a corporation may be organized under Chapter 78 of the Nevada Revised Statutes (the “NRS”’; such Chapter, the “NGCL”).

1.3Legal Jurisdiction. The Corporation is subject to the laws of the State of Nevada. If any provisions of these bylaws are inconsistent with statutes governing the formation and operation of a corporation within this jurisdiction, the laws of the State of Nevada shall control.

ARTICLE II– OFFICES

2.1Principal Place of Business. The Corporation shall have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors of the Corporation (“Principal Office”).

2.2Other Places of Business. The Corporation may have other such places of business within or outside the State of Nevada as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

ARTICLE III– STOCKHOLDERS

3.1Notice. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided by the NGCL, the articles of incorporation or these bylaws, the written notice of any meeting of stockholders shall be given to each stockholder entitled to vote thereat, not less than ten (10) nor more than sixty (60) days prior to meeting. Notice need not be given, however, to any stockholder who submits a signed waiver of notice, before or after the meeting, or who attends the meeting in person or by proxy without objecting to the transaction of business. Whenever under the provisions of the NGCL, the articles of incorporation or these bylaws, notice is required to be given to any stockholder, personal notice is not required but such notice shall be given, at the election of the board of directors, either (a) in writing and mailed to such stockholder or (b) in accordance with NRS 75.150 (9), by a form of electronic transmission. If mailed, notice to a stockholder shall be deemed to be given when deposited in the United State mail in a sealed envelope, with postage thereon prepaid, addressed to the stockholder at the stockholder’s address as it appears on the records of the corporation. If sent by electronic transmission, notice to a stockholder shall be deemed to be effective as provided in NRS 75.150.

3.2Place of Meetings. Meetings of stockholders for any purpose may be held at such place or places, either within or without the State of Nevada as shall be designated by the Board of Directors, or any of the officers of the Corporation (the “Officers”) with respect to meetings called by him or her. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by NRS 78.320 or otherwise as authorized by the NGCL. In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s Principal Office.

3.3Annual Meeting. The annual meeting of stockholders for the purpose of electing directors and for the transaction of such other business as may come before the meeting, shall be held on such date, at such time, and at such place (if any) within or without the State of Nevada as may be fixed by the Board of Directors or by any of the Officers.

3.4Special Meeting.

(a)Special meetings of stockholders may be called at any time by (i) the Board of Directors, (ii) by any of the Officers, or (iii) by any stockholder holding at least ten percent (10%) of stock issued and outstanding and entitled to vote thereat, but a special meeting may not be called by any other person or persons. The Board of Directors may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders.

(b)The notice of a special meeting shall include the purpose for which the meeting is called. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Board of Directors, chairperson of the Board of Directors, Chief Executive Officer, President (in the absence of a Chief Executive Officer) or any stockholder holding at least ten percent (10%) of stock issued and outstanding and entitled to vote thereat. Nothing contained in this Section 3.4 (b) shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

3.5Advance Notice Procedures.

(a)Advance Notice of Stockholder Business. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought: (1) pursuant to the Corporation’s proxy materials with respect to such meeting, (2) by or at the direction of the Board of Directors, or (3) by a stockholder of the Corporation who (A) is a stockholder of record at the time of the giving of the notice required by this Section 3.5(a), on the record date for the determination of stockholders entitled to notice of the annual meeting and on the record date for the determination of stockholders entitled to vote at the annual meeting and (B) has timely complied in proper written form with the notice procedures set forth in this Section 3.5(a). In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to these bylaws and applicable law. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or any successor thereto (the “1934 Act”), and the rules and regulations thereunder, and included in the notice of meeting given by or at the direction of the Board of Directors, for the avoidance of doubt, clause (iii) below shall be the exclusive means for a stockholder to bring business before an annual meeting of stockholders.

(i)  To comply with clause (3) of Section 3.5(a) above, a stockholder’s notice must set forth all information required under this Section 3.5(a) and must be timely received by the Secretary of the Corporation. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the one-year anniversary of the date of the previous year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 25 days prior to or delayed by more than 25 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be so received by the Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting, or (B) the tenth day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. In no event shall any adjournment, rescheduling, or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described in this Section 3.5(a)(i). “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.

(ii)  To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter of business that the stockholder intends to bring before the annual meeting: (1) a brief description of the business intended to be brought before the annual meeting, the text of the proposed business (including the text of any resolutions proposed for consideration), and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and any Stockholder Associated Person (as defined below), (3) the class and number of shares of the Corporation that are held of record or are beneficially owned by the stockholder or any Stockholder Associated Person and any derivative positions held or beneficially held by the stockholder or any Stockholder Associated Person, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any Stockholder Associated Person with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to any securities of the Corporation, (5) any material interest of the stockholder or a Stockholder Associated Person in such business, and (6) a statement whether either such stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal (such information provided and statements made as required by clauses (1) through (6), a “Business Solicitation Statement”). In addition, to be in proper written form, a stockholder’s notice to the Secretary must be supplemented not later than ten days following the record date for the determination of stockholders entitled to notice of the meeting to disclose the information contained in clauses (3) and (4) above as of the record date. For purposes of this Section 3.5, a “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made, or (iii) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i) and (ii).

(iii)  Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 3.5(a) and, if applicable, Section 3.5(b). In addition, business proposed to be brought by a stockholder may not be brought before the annual meeting if such stockholder or a Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting and in accordance with the provisions of this Section 4.5(a), and, if the chairperson should so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be conducted.

(b)Advance Notice of Director Nominations at Annual Meetings. Notwithstanding anything in these bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 3.5(b) shall be eligible for election or re-election as directors at an annual meeting of stockholders. Nominations of persons for election to the Board of Directors of the Corporation shall be made at an annual meeting of stockholders only (1) by or at the direction of the Board of Directors or (2) by a stockholder of the Corporation who (A) was a stockholder of record at the time of the giving of the notice required by this Section 3.5(b), on the record date for the determination of stockholders entitled to notice of the annual meeting and on the record date for the determination of stockholders entitled to vote at the annual meeting and (B) has complied with the notice procedures set forth in this Section 3.5(b). In addition to any other applicable requirements, for a nomination to be made by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

(i)  To comply with clause (2) of Section 3.5(b) above, a nomination to be made by a stockholder must set forth all information required under this Section 3.5(b) and must be received by the Secretary of the Corporation at the principal executive offices of the Corporation at the time set forth in, and in accordance with, the final three sentences of Section 3.5(a)(i) above.

(ii)  To be in proper written form, such stockholder’s notice to the Secretary must set forth:

(1)as to each person (a “nominee”) whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class and number of shares of the Corporation that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (E) a description of all arrangements or understandings between or among the stockholder, each nominee and/or any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder or pertaining to the nominee’s service on the board of directors, (F) a written statement executed by the nominee acknowledging that as a director of the Corporation, the nominee will owe a fiduciary duty under Nevada law with respect to the Corporation and its stockholders, (G) a written representation by the nominee stating that he or she intends to serve as a director for the term for which such nominee is standing for election, and (H) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and

(2)as to such stockholder giving notice, (A) the information required to be provided pursuant to clauses (2) through (5) of Section 3.5(a)(ii) above, and the supplement referenced in the second sentence of Section 3.5(a)(ii) above (except that the references to “business” in such clauses shall instead refer to nominations of directors for purposes of this paragraph), and (B) a statement whether either such stockholder or Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of a number of the Corporation’s voting shares reasonably believed by such stockholder or Stockholder Associated Person to be necessary to elect such nominee(s) (such information provided and statements made as required by clauses (A) and (B) above, a “Nominee Solicitation Statement”).

(iii)  At the request of the Board of Directors, any person nominated by a stockholder for election as a director must furnish to the Secretary of the Corporation (1) that information required to be set forth in the stockholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given and (2) such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee; in the absence of the furnishing of such information if requested, such stockholder’s nomination shall not be considered in proper form pursuant to this Section 3.5(b).

(iv)  Without exception, no person shall be eligible for election or re-election as a director of the Corporation at an annual meeting of stockholders unless nominated in accordance with the provisions set forth in this Section 3.5(b). In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the provisions prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the annual meeting, and the defective nomination shall be disregarded.

(c)Advance Notice of Director Nominations for Special Meetings.

(i)  For a special meeting of stockholders at which directors are to be elected pursuant to Section 3.4, nominations of persons for election to the Board of Directors shall be made only (1) by or at the direction of the Board of Directors or (2) by any stockholder of the Corporation who (A) is a stockholder of record at the time of the giving of the notice required by this Section 3.5(c), on the record date for the determination of stockholders entitled to notice of the special meeting and on the record date for the determination of stockholders entitled to vote at the special meeting and (B) delivers a timely written notice of the nomination to the Secretary of the Corporation that includes the information set forth in Sections 3.5(b)(ii) and (b)(iii) above. To be timely, such notice must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. A person shall not be eligible for election or re-election as a director at a special meeting unless the person is nominated (i) by or at the direction of the Board of Directors or (ii) by a stockholder in accordance with the notice procedures set forth in this Section 3.5(c). In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

(ii)  The chairperson of the special meeting shall, if the facts warrant, determine and declare at the meeting that a nomination or business was not made in accordance with the procedures prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the meeting, and the defective nomination or business shall be disregarded.

(d)Other Requirements and Rights. In addition to the foregoing provisions of this Section 3.5, a stockholder must also comply with all applicable requirements of state law and of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3.5, including, with respect to business such stockholder intends to bring before the annual meeting that involves a proposal that such stockholder requests to be included in the Corporation’s proxy statement, the requirements of Rule 14a-8 (or any successor provision) under the 1934 Act. Nothing in this Section 3.5 shall be deemed to affect any right of the Corporation to omit a proposal from the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act.

3.6No Action by Stockholders Without a Meeting. Subject to the rights of the holders of the shares of any series of Preferred Stock or any other class of stock or series thereof having a preference over the Common Stock as dividend or upon liquidation, any action required or permitted to be taken at a meeting of stockholders must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

3.7Presiding Officers at Meetings. The President and the Secretary of the Corporation shall act as President and Secretary of each stockholders’ meeting unless the majority of the stockholders present at the meeting shall decide otherwise.

3.8Voting. Stockholders shall be entitled to one vote per share of stock. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing, by electronic transmission, or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after six months from its date, unless the proxy provides for a longer period that, subject to the following sentence, may not exceed seven years. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of NRS Section 78.355.

3.9Majority Rules and Election of Directors. At a duly called meeting at any meeting of stockholders with a quorum once present, a majority of the votes cast, whether in person or represented by proxy, shall decide any question or proposed action brought before such meeting, except for the election of Directors, who shall be elected by a plurality of the votes cast.

3.10Quorum for Meetings. At all meetings of stockholders, the holders representing a majority of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business. Where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum of the relevant class or series entitled to take action with respect to that vote on that matter, except as otherwise provided by law, the articles of incorporation or these bylaws. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholder. If, however, such quorum is not present or represented at any meeting of the stockholders, the meeting may be adjourned as provided in Section 3.11.

3.11Adjourned Meetings. Any meeting of stockholders may be adjourned to a designated time and place, if any, thereof, and the means of remote communications, if any, by a vote of a majority in interest of the stockholders present in person or by proxy and entitled to vote, even though less than a quorum is present, or by the chairperson of the meeting if a quorum of stockholders is not present. Unless these bylaws otherwise require, no notice of such adjourned meeting need be given, other than by announcement at the meeting at which adjournment is taken. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. However, if such adjournment is for more than thirty (30) days, or if after such adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder or record entitled to vote at such meeting. If after the adjournment a new record date for stockholders entitled to vote is required to be fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with NRS Section 78.370 and Section 3.13 of these bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

3.12List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal place of business. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

3.13Stockholders of Record.

(a)For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors shall fix a date by which all the stockholders of record at the close of that business day are entitled to exercise their rights. Such a record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and shall not, with respect to stockholder meetings, be more than sixty (60) days nor less than ten (10) days before the date of such meeting, or, with respect to stockholder consents, more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.

(b)If the Board of Directors does not fix a record date, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be as of the close of business on the day preceding the day on which notice of such meeting is given, or, if notice is waived as provided herein, on the day preceding the day on which the meeting is held.

3.14Inspectors of Election.

Before any meeting of stockholders, the Board of Directors shall appoint an inspector or inspectors of election to act at the meeting or its adjournment. The number of inspectors shall be either one (1) or three (3). If any person appointed as inspector fails to appear or fails or refuses to act, then the chairperson of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy.

Such inspectors shall:

(i)determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

(ii)receive votes, ballots or consents;

(iii)hear and determine all challenges and questions in any way arising in connection with the right to vote;

(iv)count and tabulate all votes or consents;

(v)determine when the polls shall close;

(vi)determine the result; and

(vii)do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

ARTICLE IV– DIRECTORS

4.1Number of Directors. The Board shall consist of two or more members, each of whom shall be a natural person. Unless the articles of incorporation fixes the number of directors, the number of directors shall be determined from time to time solely by resolution of the Board. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

4.2Standard of Care. Each Director shall perform his duties in good faith. Each Director shall execute all his or her duties through the use of the standard as to what in the Director’s opinion is in the best interests of the Corporation. In making all decisions, a Director shall utilize such reasonable care and inquiry as a reasonably prudent person in a like situation would employ.

4.3Powers of the Board of Directors. The Board of Directors is responsible for the management of the Corporation’s business and legal affairs, except as provided in the articles of incorporation or the NGCL. Towards this end, the Board of Directors will exercise all of the corporate powers to do such lawful acts which are not prohibited by either the NGCL or the articles of incorporation.

4.4Term of Office. Except as provided in Section 4.11 of these bylaws, each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, or removal. Directors need not be stockholders unless so required by the articles of incorporation or these bylaws. The articles of incorporation or these bylaws may prescribe other qualifications for directors.

4.5Regular Meetings. Unless otherwise restricted by the articles of incorporation, regular meetings of the Board of Directors may be held at any time or date and at any place within or without the State of Nevada which has been designated by the Board of Directors and publicized among all directors, either orally or in writing, including a voice-messaging system or other system designated to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means. No further notice shall be required for a regular meeting of the Board of Directors.

4.6Special Meetings and Notice. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chairperson of the Board of Directors, the Chief Executive Officer, the President, or by a majority of the authorized number of directors (each, a “Party” and, collectively, the “Parties”).

Whenever under the provisions of the NRS, the Articles of Incorporation or these bylaws, notice is required to be given to any director or member of any committee of the Board of Directors, personal notice is not required but such notice may be (a) given in writing and mailed to such director or member, (b) sent by electronic transmission to such director or member, or (c) given orally or by telephone or telecopy; provided, however, that any notice from a stockholder to any director or member of any committee of the Board of Directors must be given in writing and mailed to such director or member and shall be deemed to be given upon receipt by such director or member. If mailed, notice to a director or member of a committee of the Board of Directors shall be deemed to be given when deposited in the United States mail first class, or by overnight courier, in a sealed envelope, with postage thereon prepaid, addressed, to such person at his or her business address. If sent by electronic transmission, notice to a director or member of a committee of the Board of Directors shall be deemed to be given if by (i) telecopy, when receipt of the telecopy is confirmed electronically, (ii) electronic mail, when directed to an electronic mail address of the director or member, (iii) a posting on an electronic network together with a separate notice to the director or member of the specific posting, upon the later of (1) such posting and (2) the giving of the separate notice (which notice may be given in any of the manners provided above), or (iv) any other form of electronic transmission, when directed to the director or member.

4.7Place of Meetings; Meetings by Telephone.

The Board of Directors may hold meetings, both regular and special, either within or outside the State of Nevada.

Unless otherwise restricted by the articles of incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

4.8Quorum; Voting. A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, the articles of incorporation or these bylaws.

If the articles of incorporation provides that one or more directors shall have more or less than one vote per director on any matter, every reference in these bylaws to a majority or other proportion of the directors shall refer to a majority or other proportion of the votes of the directors.

4.9Action Without a Meeting. Unless otherwise restricted by the articles of incorporation or by these bylaws, any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors or committee, as the case may be, may be taken without a meeting if, prior or subsequent to such action, all of the directors consent thereto in writing or by electronic transmission (that satisfies the requirements of Chapter 75 of the NRS and any other applicable provision of the laws of the State of Nevada) and the writing or writings in electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such written consents may be executed in counterparts, and shall be filed with the minutes of the Corporation. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

4.10Fees and Compensation of Directors. Unless otherwise restricted by the articles of incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of directors.

4.11Resignation and Vacancies.

Any director may resign at any time upon notice given in writing or by electronic transmission (which transmission satisfies the requirements of Section 75 of the NRS and any other applicable provision of the laws of the State of Nevada) to the Corporation. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events.

Unless otherwise provided in the articles of incorporation or these bylaws, vacancies including vacancies created by an increase in the authorized number of directors constituting the Board of Directors that are elected by all of the stockholders having the right to vote as a single class, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A person so elected shall hold office for the remaining term of the director whose vacancy was filled and until his or her successor shall have been duly elected and qualified. If a person is elected to fill a vacancy created by an increase in the size of the Board of Directors, such person will serve until the next election of the class (if a classified board) for which such director shall have been chosen or until the next election of directors (if the Board is not classified) and, in either case, until his or her successor shall have been duly elected and qualified.

If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the articles of incorporation or these bylaws.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), the District Court may, upon application of any stockholder holding at least 10% of the voting stock at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of NRS Section 78.330 as far as applicable.

4.12Removal of Directors.

Any director may be removed from office in accordance with the provisions of NRS Section 78.335.

Other than as set forth in subsection 7 of the NRS Section 78.335, no reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

ARTICLE V-COMMITTEES

5.1Committees of Directors.

The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in these bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the NGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the Corporation.

5.2Committee Minutes.

Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

5.3Meetings and Action of Committees.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(i)Section 4.5 (regular meetings);

(ii)Section 4.6 (special meetings and notice);

(iii)Section 4.7 (place of meetings and meetings by telephone);

(iv)Section 4.8 (quorum; voting);

(v)Section 9.4 (waiver of notice); and

(vi)Section 4.9 (action without a meeting)

with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members. However:

(i)	the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee;
(ii)	special meetings of committees may also be called by resolution of the committee or the Board of Directors; and
(iii)

notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

Any provision in the articles of incorporation providing that one or more directors shall have more or less than one vote per director on any matter shall apply to voting in any committee or subcommittee, unless otherwise provided in the articles of incorporation or these bylaws.

5.4Subcommittees.

Unless otherwise provided in the articles of incorporation, these bylaws or the resolutions of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

ARTICLE VI– OFFICERS

6.1Appointment of Officers. The Board of Directors shall appoint the President, Secretary and Treasurer of the Corporation and may appoint a Chief Executive Officer and such subordinate officers (any such officer, including the President, Secretary or Treasurer, an “Officer”) and agents as it may deem necessary or appropriate . Each of such Officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board of Directors may from time to time determine.

6.2Subordinate Officers. The Board of Directors may appoint, or empower the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President, to appoint, such Officers other than the President, Secretary and Treasurer (such other Officers, “Subordinate Officers”) and agents as the business of the Corporation may require. Each Subordinate Officer or agent shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board of Directors or appointing Officer may from time to time determine.

6.3Vacancies. Any vacancy occurring among the Officers, however caused, may be filled by the Board of Directors or the appointing Officer for the unexpired portion of the term as provided in Section 6.2.

6.4Officers. The Officers of the Corporation shall be a President, a Secretary and a Treasurer. The Corporation may also have, at the discretion of the Board of Directors, a Chairperson of the Board of Directors, a Vice Chairperson of the Board of Directors, a Chief Executive Officer, a Chief Financial Officer or Treasurer, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries, and any such other

Officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person.

(a)General Authority and Duties of Officers. In addition to the authorities and duties stated in these bylaws, all Officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors, the appropriate appointing Officer or the stockholders and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

(b)President. Unless a Chief Executive Officer is appointed, the President shall be the Chief Executive Officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. Unless otherwise directed by the Board of Directors, all other Officers shall be subject to the authority and supervision of the President. The President may enter into and execute, in the name of the Corporation, contracts or other instruments in the regular course of business, or contracts or other instruments not in the regular course of business which are authorized, either generally or specifically, by the Board of Directors. The President shall have the general powers and duties of management usually vested in the office of the president of a Corporation. If a Chief Executive Officer is appointed, the Chief Executive Officer shall have such powers as are delegated to him or her by the Board of Directors and the powers of the President will, to the extent of such delegation, be subordinate to the powers of the Chief Executive Officer. If a Chief Executive Officer is appointed, in the absence of the Chief Executive Officer or in the event of his or her death, the President shall perform the duties and be bested with the authority of the Chief Executive Officer.

(c)Vice President. If any are elected, the Vice President(s) shall perform such duties and have such authority as may be delegated to them from time to time by the Chief Executive Officer of the Corporation or by the Board of Directors. In the absence of the President or in the event of his or her death, inability, or refusal to act, the Vice President(s), in order assigned, shall perform the duties and be vested with the authority of the President.

(d)Treasurer. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation, shall keep regular books of account for the Corporation and shall perform such other duties and possess such other powers as are incident to the office of treasurer or as shall be assigned by the Chief Executive Officer of the Corporation or by the Board of Directors.

(e)Secretary. The Secretary shall cause notices of all meetings to be served as prescribed in these by-laws or by statute, shall keep or cause to be kept the minutes of all meetings of the stockholders and of the Board of Directors, shall have charge of the corporate records and seal of the Corporation and shall keep a register of the post office address of each stockholder. The Secretary shall perform such other duties as are consistent with the office of Secretary or as assigned by the Chief Executive Officer of the Corporation or the Board of Directors.

6.5Representation of Shares of Other Corporations. The chairperson of the Board of Directors, the President, any Vice President, the Treasurer, the Secretary or Assistant Secretary of

this Corporation, or any other person authorized by the Board of Directors or the President or a vice President, is authorized to vote, represent, and exercise on behalf of this Corporation all rights incident to any and all shares of any other Corporation or Corporations standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

6.6Fees and Compensation of Officers. Unless otherwise restricted by the articles of incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of officers.

ARTICLE VII– GENERAL MATTERS

7.1Execution of Corporate Contracts and Instruments. Except as otherwise provided by law, the articles of incorporation or these bylaws, the Board of Directors may authorize any Officer or Officers, or agent or agents, to enter into any contract or execute any document or instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an Officer, no Officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

7.2Fiscal Year. The fiscal year of the Corporation shall be the same as the calendar year unless the Board of Directors shall otherwise direct.

7.3Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words, “Corporate Seal, Nevada”.

7.4Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the NGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a Corporation and a natural person.

ARTICLE VIII– CERTIFICATES FOR SHARES OF STOCK

8.1Stock. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the President or a Vice President and by the Treasurer or the Secretary of the Corporation, certifying the number of shares owned by him or her or it in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restriction of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, or in lieu of the foregoing requirements, if permitted by the NGCL, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Shares of the Corporation’s capital stock may also be evidenced by registration in the holder’s name in uncertificated, book-entry form on the books of the Corporation in accordance with a direct registration system, including those approved by the Securities and Exchange Commission and by any securities exchange on which the stock of the Corporation may from time to time be traded. In case any Officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such Officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such Officer, transfer agent or registrar at the date of issue. The Corporation shall not have power to issue a certificate in bearer form

The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly-paid shares, or upon the books and records of the Corporation in the case of uncertificated partly-paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully-paid shares, the Corporation shall declare a dividend upon partly-paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

8.2Lost Certificates. Except as provided in this Section 8.2, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

8.3Dividends. The Board of Directors may from time to time declare, and the Corporation may pay dividends or make other distributions on its outstanding shares in the manner and upon the terms and conditions provided by the Certificate of Incorporation or by statute. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock, subject to the provisions of the articles of incorporation.

The Board of Directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

8.4Transfer of Stock.

Transfers of record of shares of stock of the Corporation shall be made only upon its books by the holders thereof, in person or by an attorney duly authorized, and, if such stock is certificated,

upon the surrender of a certificate or certificates for a like number of shares, properly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer.

8.5Stock Transfer Agreements.

The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the NGCL.

8.6Registered Stockholders.

The Corporation:

(i)shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner;

(ii)shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares; and

(iii)shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

ARTICLE IX-– INDEMNIFICATION

9.1Indemnification of Directors and Officers in Third Party Proceedings.

Subject to the other provisions of this Article IX, the Corporation shall, to the fullest extent permitted by the NGCL, as now or hereafter in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (i) is not liable pursuant to NRS Section 78.138; or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to the NRS Section 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful..

9.2Indemnification of Directors and Officers in Actions By Or in the Right of the Corporation.

Subject to the other provisions of this Article IX, the Corporation shall, to the fullest extent permitted by the NGCL, as now or hereafter in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (i) is not liable pursuant to NRS Section 78.138; or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

9.3Successful Defense.

To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 9.1 or Section 9.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

9.4Indemnification of Others; Indemnification Agreements. Subject to the other provisions of this Article IX, the Corporation shall have power to indemnify its employees and agents to the extent not prohibited by the NGCL or other applicable law. To the extent allowed by law, (i) the Board of Directors shall have the power to delegate to an Officer the determination of whether employees or agents shall be indemnified; and (ii) the Corporation may enter into individual indemnification agreements with any or all of its directors, officers, employees or agents.

9.5Advanced Payment of Expenses.

Expenses (including attorneys’ fees) incurred by an Officer, director, employee or agent of the Corporation in defending any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under this Article IX or the NGCL. Such expenses (including attorneys’ fees) incurred by former directors and Officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate. The right to advancement of expenses shall not apply to any claim for which indemnity is excluded pursuant to these bylaws, but shall apply to any Proceeding referenced in Section 9.6(ii) or 9.6(iii) prior to a determination that the person is not entitled to be indemnified by the Corporation.

9.6Limitation on Indemnification.

Subject to the requirements in Section 9.3 and the NGCL, the Corporation shall not be obligated to indemnify any person pursuant to this Article X in connection with any Proceeding (or any part of any Proceeding):

(i)for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(ii)for Indemnitee’s conduct which is finally adjudged to have involved intentional misconduct, fraud or a knowing violation of the law;

(iii)for an accounting or disgorgement of profits pursuant to Section 16(b) of the 1934 Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(iv)for any reimbursement of the Corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Corporation, as required in each case under the 1934 Act (including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

(v)initiated by such person, including any Proceeding (or any part of any Proceeding) initiated by such person against the Corporation or its directors, Officers, employees, agents or other indemnitees, unless (a) the Board of Directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (b) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (c) otherwise required to be made under Section 9.7 or (d) otherwise required by applicable law; or

(vi)if prohibited by applicable law.

9.7Determination, Claim.

If a claim for indemnification or advancement of expenses under this Article IX is not paid in full within 90 days after receipt by the Corporation of the written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. The Corporation shall indemnify such person against any and all expenses that are incurred by such person in connection with any action for indemnification or advancement of expenses from the Corporation under this Article IX, to the extent such person is successful in such action, and to the extent not prohibited by law. In any such suit, the Corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.

9.8Non-Exclusivity of Rights.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, Officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the NGCL or other applicable law.

9.9Insurance.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the NGCL.

9.10Survival.

The rights to indemnification and advancement of expenses conferred by this Article X I shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

9.11Effect of Repeal or Modification.

Any amendment, alteration or repeal of this Article IX shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to such amendment, alteration or repeal.

9.12Certain Definitions.

For purposes of this Article IX, references to the “corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, Officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving Corporation as such person would have with respect to such constituent Corporation if its separate existence had continued. For purposes of this Article IX, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article IX.

ARTICLE X - ACQUISITION OF CONTROLLING INTEREST

Pursuant to NRS Section 78.378(1), the Corporation elects not to be governed by the provisions of Nevada state law applicable to the acquisition of a controlling interest in the stock of the corporation, as set forth in NRS Sections 78.378 to 78.3793.

ARTICLE XI – FORUM AND FEE SHIFTING

11.1Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of Chapter 78 or Chapter 92A of the Nevada Revised Statutes or the Articles of Incorporation or these By-Laws (in each case, as they may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the corporation governed by the internal affairs doctrine shall be a state court located within the State of Nevada (or, if no state court located within the State of Nevada has jurisdiction, the federal district court for the District of Nevada).

11.2Fee Shifting. In the event that, after the date of adoption of this Section 11.2, (i) any current or former security holder of the Corporation, or anyone who holds a beneficial interest in any security of the Corporation (each, a “Claimant”, each such Claimant, together with any other person who joins with the Claimant, offers substantial assistance to the Claimant, or has a direct financial interest in any Claim, being herein collectively referred to as the “Claiming Party”) who initiates, asserts, maintains or continues any litigation, claim or counter-claim (“Claim”) against the Corporation or against any current or former Director, Officer or security holder (including any Claim purportedly filed on behalf of or in the right of the Corporation or any security holder) arising in whole or in part out of any Internal Matter (as defined below), and (ii) the Claimant does not obtain a judgment on the merits with respect to such Claim that substantially achieves, in substance and amount, the full remedy sought, then each Claiming Party shall be obligated jointly and severally to reimburse the Corporation and any such current or former Director, Officer or security holder for all fees, costs, and expenses of every kind and description (including, but not limited to, all attorneys’ fees and other litigation expenses) that the Corporation and any such current or former Director, Officer or security holder have incurred in connection with such Claim. For purposes of this Section 11.2, the term “Internal Matter” shall mean and include: (i) any derivative action or proceeding brought on behalf of or in the right of the Corporation; (ii) any action asserting a claim of breach of a fiduciary duty owed by any Director, Officer or other employee of the Corporation to the Corporation or the Corporation’s security holders; (iii) any action asserting a claim arising pursuant to any provision of applicable state law; (iv) any action asserting a claim arising pursuant to any provision of the federal securities laws, and any regulation promulgated pursuant thereto; or (v) any action asserting a claim governed by what is known as the internal affairs doctrine.

(b)Unless the Claimant holds five percent or more of the Corporation’s outstanding common stock or preferred stock or hold voting trust certificates or a beneficial interest in shares representing five percent or more of the Corporation’s outstanding common stock or preferred stock, the Corporation shall be entitled at any stage of the proceedings before final judgment to require the Claimant to provide surety for the expenses, including attorney’s fees and other third party costs, which may be incurred by the Corporation in connection with such action and by the other parties defendant in connection therewith for which the Corporation may become liable. The Corporation may move the court having jurisdiction of such action for an order, upon notice and hearing, and the court shall determine the amount and form of surety the Claimant must post during the pendency of the action payable to the Corporation in such amount upon the termination of such action as the court deems appropriate. A ruling by the court on the motion shall not be a determination of any issue in the action or of the merits thereof. The amount of such security may thereafter from time to time be increased or decreased in the discretion of the court having jurisdiction of such action upon showing that the security provided has or may become inadequate or excessive. The Corporation shall have recourse to the posted surety in such amount as shall be determined by the court as and when the action is terminated. If the court, upon the motion, makes a determination that surety shall be posted by the Claimant, the action shall be dismissed unless the surety required by the court has been posted within such reasonable time as may be fixed by the court.

ARTICLE XII-AMENDMENTS

12.1 Amendments. The Board of Directors is expressly granted the exclusive power to make, amend, alter, or repeal these bylaws pursuant to NRS 78.120.